Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 295-9688
	kevin.leblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS SECOND QUARTER REVENUE AND EARNINGS AND LOWERS 2011 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (August 2, 2011) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the three and six-month periods ended June 30, 2011 and lowered 2011 guidance.

Three-Month Periods Ended June 30, 2011 and 2010

•

Net service revenue of $373.7 million compared to $422.3 million in 2010, a decrease of $48.6 million or 11.5%. Same store agencies decreased $45.4 million, $15.6 million of the decrease related to agencies closed or consolidated during 2010 offset by $12.4 million in revenue related to start-up and acquisition agencies.

•	Net income attributable to Amedisys, Inc. of $21.7 million compared to $32.2 million in 2010, a decrease of $10.5 or 32.7%.

•

Diluted earnings per share of $0.75 compared to $1.13 per diluted share in 2010, a decrease of 33.6%. The weighted average number of diluted shares outstanding increased to approximately 29.0 million compared to 28.6 million in 2010.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $47.7 million compared to $63.4 million in 2010, a decrease of 24.7%.

•

After excluding $3.6 million and adding back $1.2 million ($2.2 million and $0.7 million, net of income tax) or $0.08 and $0.02 per diluted share in certain items* for 2011 and 2010, respectively, the following would have been our adjusted results:

•	Net income attributable to Amedisys, Inc. of $19.5 million compared to $32.9 million in 2010, a decrease of 40.9%.

•	Diluted earnings per share of $0.67 compared to $1.15 per diluted share in 2010, a decrease 41.7%.

•	EBITDA of $44.1 million compared to $64.6 million in 2010, a decrease of 31.7%.

Six-Month Periods Ended June 30, 2011 and 2010

•

Net service revenue of $738.0 million compared to $835.3 million in 2010, a decrease of $97.3 million or 11.6%. Same store agencies decreased $85.9 million, $31.8 million of the decrease related to agencies closed or consolidated during 2010 offset by $20.4 million in revenue related to start-up and acquisition agencies.

•	Net income attributable to Amedisys, Inc. of $36.9 million compared to $68.8 million in 2010, a decrease of $31.9 million or 46.3%.

•

Diluted earnings per share of $1.28 compared to $2.42 per diluted share in 2010, a decrease of 47.1%. The weighted average number of diluted shares outstanding increased to approximately 28.9 million compared to 28.5 million in 2010.

•	EBITDA of $84.5 million compared to $134.1 million in 2010, a decrease of 37.0%.

•

After adding back $0.8 million and $1.2 million ($0.5 million and $0.07 million, net of income tax) or $0.01 and $0.02 per diluted share in certain items*, the following would have been our adjusted results:

•	Net income attributable to Amedisys, Inc. of $37.4 million compared to $69.6 million in 2010, a decrease of 46.2%.

•	Diluted earnings per share of $1.29 compared to $2.44 per diluted share in 2010, a decrease 47.1%.

•	EBITDA of $85.3 million compared to $135.3 million in 2010, a decrease of 36.9%.

“This was a mixed quarter for the company with home health performance lower than our expectations, but strong hospice results. Regulatory changes mainly in our home health division have had a dampening impact on volume and pricing resulting in our downward adjustment to guidance for the year,” stated William F. Borne, Chief Executive Officer of Amedisys, Inc. “On a positive note, we completed a strategic acquisition in our hospice division. In addition, we are very proud to have been awarded a bonus payment from Medicare in recognition of providing quality care and system cost savings under a pay for performance demonstration, which validates the long-term potential we see in the business.”

*	See footnote 2 on page 10 for explanation of these certain items.

2011 Guidance

•	Net service revenue is anticipated to be in the range of $1.475 billion to $1.5 billion.

•	Diluted earnings per share is expected to be in the range of $2.20 to $2.40 based on an estimated 29.3 million shares outstanding.

This guidance includes the effects of our recently announced Beacon acquisition but excludes the effects of the following: any future acquisitions, if any are made; effects of any share repurchases; non-recurring costs that may be incurred during the year or the impact of the final 2012 Medicare rate changes.

We urge caution in considering the current trends and guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (888) 695-0608 (Toll free) or (719) 457-2714 (Toll) a few minutes before 10:00 a.m. ET on Tuesday, August 2, 2011. A replay of the conference call will be available through August 9, 2011. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 1479597.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, adverse effects of a failure of the Federal government to fund government programs in which we participate, such as Medicare or Medicaid, adverse effects of a possible delay in the Federal budget process or a Federal government shutdown, our ability to open agencies, acquire additional agencies and integrate and operate these agencies effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the United States Senate Committee on Finance inquiry, the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus certain items, adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. plus certain items and adjusted diluted earnings per share, defined as diluted earnings per share plus the earnings per share effect of certain items. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under generally accepted accounting principles (“GAAP”). Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$28,132	$120,295
Patient accounts receivable, net of allowance for doubtful accounts of $18,162 and $20,977	153,273	141,549
Prepaid expenses	10,976	9,947
Other current assets	12,400	22,259

Total current assets	204,781	294,050

Property and equipment, net of accumulated depreciation of $77,832 and $78,074	144,446	138,554
Goodwill	901,611	791,412
Intangible assets, net of accumulated amortization of $19,130 and $17,135	62,331	53,393
Other assets, net	27,478	22,454

Total assets	$1,340,647	$1,299,863

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,843	$20,663
Payroll and employee benefits	78,077	82,961
Accrued expenses	70,014	61,254
Current portion of long-term obligations	35,448	37,178
Current portion of deferred income taxes	10,408	14,285

Total current liabilities	215,790	216,341
Long-term obligations, less current portion	127,901	144,688
Deferred income taxes	61,516	52,286
Other long-term obligations	5,460	6,833

Total liabilities	410,667	420,148

Commitments and Contingencies

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 30,575,814 and 29,867,701 shares issued; and 29,890,269 and 29,232,807 shares outstanding	30	29
Additional paid-in capital	422,273	407,156
Treasury stock at cost, 685,545 and 634,894 shares of common stock	(15,702)	(14,022)
Accumulated other comprehensive income	15	25
Retained earnings	521,612	484,669

Total Amedisys, Inc. stockholders’ equity	928,228	877,857
Noncontrolling interests	1,752	1,858

Total equity	929,980	879,715

Total liabilities and equity	$1,340,647	$1,299,863

Income Statement Information

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net service revenue	$373,722	$422,349	$738,024	$835,316
Cost of service, excluding depreciation and amortization	193,147	209,293	384,326	413,352
General and administrative expenses:
Salaries and benefits	80,862	88,586	166,512	175,553
Non-cash compensation	3,205	3,168	5,115	5,681
Other	46,644	52,431	92,209	97,446
Provision for doubtful accounts	2,128	4,463	5,290	8,808
Depreciation and amortization	9,726	8,279	19,081	16,465

Operating expenses	335,712	366,220	672,533	717,305

Operating income	38,010	56,129	65,491	118,011
Other (expense) income:
Interest income	89	92	207	177
Interest expense	(2,254)	(2,350)	(4,506)	(4,761)
Equity in earnings from unconsolidated joint ventures	466	734	789	1,522
Miscellaneous, net	(425)	(1,576)	(764)	(1,543)

Total other expense, net	(2,124)	(3,100)	(4,274)	(4,605)

Income before income taxes	35,886	53,029	61,217	113,406
Income tax expense	(14,175)	(20,663)	(24,182)	(44,210)

Net income	21,711	32,366	37,035	69,196
Net income attributable to noncontrolling interests	(55)	(164)	(91)	(348)

Net income attributable to Amedisys, Inc.	$21,656	$32,202	$36,944	$68,848

Net income per share attributable to Amedisys, Inc. common stockholders:
Basic	$0.76	$1.15	$1.30	$2.46

Diluted	$0.75	$1.13	$1.28	$2.42

Weighted average shares outstanding:
Basic	28,625	28,106	28,495	27,963

Diluted	29,010	28,597	28,938	28,478

Cash Flow Information

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$23,959	$54,397	$76,513	$125,434
Net cash used in investing activities	(135,589)	(13,320)	(151,535)	(27,686)
Net cash used in financing activities	(9,106)	(7,030)	(17,141)	(16,206)

Net (decrease) increase in cash and cash equivalents	(120,736)	34,047	(92,163)	81,542
Cash and cash equivalents at beginning of period	148,868	81,980	120,295	34,485

Cash and cash equivalents at end of period	$28,132	$116,027	$28,132	$116,027

Supplemental Information – Home Health

	For the Three-Month Periods Ended June 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	$302.7	$5.0	$307.7	$356.1	$13.2	$369.3
Nonepisodic-based revenue	18.4	0.3	18.7	17.9	0.8	18.7

Net service revenue	321.1	5.3	326.4	374.0	14.0	388.0
Same store episodic-based revenue growth (2)	(15)%			6%

Cost of service	164.2	3.4	167.6	179.9	10.8	190.7

Gross margin	156.9	1.9	158.8	194.1	3.2	197.3
Other operating expenses	76.5	3.0	79.5	85.7	13.3	99.0

Operating income	$80.4	$(1.1)	$79.3	$108.4	$(10.1)	$98.3

Key Statistical Data:
Admissions:
Episodic-based	57,799	1,181	58,980	60,426	2,650	63,076
Nonepisodic-based	10,400	204	10,604	9,577	511	10,088

Total admissions	68,199	1,385	69,584	70,003	3,161	73,164

Same store episodic-based admission growth (2)	(4)%			4%

Recertifications:
Episodic-based	43,751	464	44,215	46,025	1,545	47,570
Nonepisodic-based	4,374	39	4,413	4,623	113	4,736

Total recertifications	48,125	503	48,628	50,648	1,658	52,306

Same store episodic-based recertification growth (2)	(5)%			(9)%

Completed episodes	99,593	1,553	101,146	104,951	4,469	109,420

Visits:
Episodic-based	1,904,019	29,063	1,933,082	2,034,885	72,568	2,107,453
Nonepisodic-based	200,058	3,666	203,724	202,300	10,983	213,283

Total visits	2,104,077	32,729	2,136,806	2,237,185	83,551	2,320,736

Cost per visit	$78.04	$106.34	$78.47	$80.44	$128.66	$82.18

Average episodic-based revenue per completed episode (3)	$3,032	$3,189	$3,034	$3,378	$3,243	$3,372

Episodic-based visits per completed episode (4)	18.9	18.3	18.9	19.4	17.7	19.4

	For the Six-Month Periods Ended June 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	$603.0	$11.9	$614.9	$703.9	$27.1	$731.0
Nonepisodic-based revenue	36.4	0.6	37.0	35.8	1.7	37.5

Net service revenue	639.4	12.5	651.9	739.7	28.8	768.5
Same store episodic-based revenue growth (2)	(14)%			10%

Cost of service	331.1	7.3	338.4	356.2	21.5	377.7

Gross margin	308.3	5.2	313.5	383.5	7.3	390.8
Other operating expenses	156.1	6.5	162.6	168.5	24.2	192.7

Operating income	$152.2	$(1.3)	$150.9	$215.0	$(16.9)	$198.1

Key Statistical Data:
Admissions:
Episodic-based	118,957	2,503	121,460	122,871	5,483	128,354
Nonepisodic-based	20,904	393	21,297	19,057	1,023	20,080

Total admissions	139,861	2,896	142,757	141,928	6,506	148,434

Same store episodic-based admission growth (2)	(3)%			7%

Recertifications:
Episodic-based	87,035	911	87,946	94,083	3,202	97,285
Nonepisodic-based	8,610	80	8,690	9,408	224	9,632

Total recertifications	95,645	991	96,636	103,491	3,426	106,917

Same store episodic-based recertification growth (2)	(7)%			(5)%

Completed episodes	197,534	3,129	200,663	205,864	8,652	214,516

Visits:
Episodic-based	3,809,117	60,651	3,869,768	4,049,413	149,293	4,198,706
Nonepisodic-based	397,367	6,941	404,308	399,726	21,629	421,355

Total visits	4,206,484	67,592	4,274,076	4,449,139	170,922	4,620,061

Cost per visit	$78.71	$108.92	$79.19	$80.07	$125.44	$81.75

Average episodic-based revenue per completed episode (3)	$3,030	$3,098	$3,032	$3,332	$3,230	$3,328

Episodic-based visits per completed episode (4)	18.7	17.7	18.7	19.1	17.5	19.0

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)

Same store episodic-based revenue, admissions or recertifications growth is the percent increase (decrease) in our same store episodic-based revenue, admissions or recertifications for the period as a percent of the same store episodic-based revenue, admissions or recertifications of the prior period.

(3)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(4)	Episodic-based visits per completed episode is the home health episodic-based visits on completed episodes divided by the home health episodic-based episodes completed during the period.

Supplemental Information – Hospice

	For the Three-Month Periods Ended June 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$37.5	$6.6	$44.1	$30.8	$1.5	$32.3
Non-Medicare revenue	2.7	0.5	3.2	1.9	0.1	2.0

Net service revenue	40.2	7.1	47.3	32.7	1.6	34.3

Same store Medicare revenue growth (2)	22%			22%

Cost of service	21.0	4.5	25.5	17.2	1.4	18.6

Gross margin	19.2	2.6	21.8	15.5	0.2	15.7
Other operating expenses	7.7	2.1	9.8	7.3	1.2	8.5

Operating income	$11.5	$0.5	$12.0	$8.2	$(1.0)	$7.2

Key Statistical Data:

Hospice admits	3,140	600	3,740	2,676	198	2,874
Hospice days	301,724	42,629	344,353	246,575	11,597	258,172
Average daily census	3,316	468	3,784	2,710	127	2,837
Revenue per day	$133.04	$166.52	$137.18	$132.61	$139.11	$132.90
Cost of service per day	$69.37	$106.43	$73.96	$69.45	$126.69	$72.02
Average length of stay	88	73	86	88	63	87

	For the Six-Month Periods Ended June 30,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$73.2	$7.4	$80.6	$60.3	$2.8	$63.1
Non-Medicare revenue	5.0	0.5	5.5	3.5	0.2	3.7

Net service revenue	78.2	7.9	86.1	63.8	3.0	66.8

Same store Medicare revenue growth (2)	21%			27%

Cost of service	40.6	5.3	45.9	33.0	2.7	35.7

Gross margin	37.6	2.6	40.2	30.8	0.3	31.1
Other operating expenses	15.1	2.9	18.0	14.6	2.3	16.9

Operating income	$22.5	$(0.3)	$22.2	$16.2	$(2.0)	$14.2

Key Statistical Data:

Hospice admits	6,228	709	6,937	5,305	362	5,667
Hospice days	579,224	48,874	628,098	473,056	21,635	494,691
Average daily census	3,200	270	3,470	2,614	120	2,733
Revenue per day	$134.86	$162.41	$137.00	$134.81	$139.32	$135.01
Cost of service per day	$69.91	$109.88	$73.02	$69.66	$126.23	$72.13
Average length of stay	89	70	87	89	62	87

(1)	Agencies for the prior period which are not considered same store agencies (i.e. agencies closed or consolidated in current or prior period or unopened startups).
(2)	Same Store Medicare revenue growth is the percent increase in our same store Medicare revenue for the period as a percent of the same store Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA

(Unaudited)

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Key Statistical Data:
General
Number of home health agencies	485	529	485	529
Number of hospice agencies	90	72	90	72
Number of agencies acquired (1)	22	1	22	2
Number of agencies opened as start-up locations (1)	2	12	8	29
Days revenue outstanding, net (2)	36.0	32.5	36.0	32.5

(1)	Includes both home health and hospice agencies.
(2)

Our calculation of days revenue outstanding, net at June 30, 2011 and 2010 is derived by dividing our ending net patient accounts receivable (i.e. net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three-month period ended June 30, 2011 and 2010, respectively.

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net income attributable to Amedisys, Inc.	$21,656	$32,202	$36,944	$68,848
Add:
Provision for income taxes	14,175	20,663	24,182	44,210
Interest expense, net	2,165	2,258	4,299	4,584
Depreciation and amortization	9,726	8,279	19,081	16,465

EBITDA (1)	$47,722	$63,402	$84,506	$134,107

Add:
Certain items (2)	(3,606)	1,201	811	1,201

Adjusted EBITDA (3)	$44,116	$64,603	$85,317	$135,308

Adjusted Net Income Attributable to Amedisys, Inc. Reconciliation

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net income attributable to Amedisys, Inc.	$21,656	$32,202	$36,944	$68,848
Add:
Certain items (2)	(2,182)	732	491	732

Adjusted net income attributable to Amedisys, Inc. (4)	$19,474	$32,934	$37,435	$69,580

Adjusted Diluted Earnings Per Share Reconciliation

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net income attributable to Amedisys, Inc. common stockholders - diluted	$0.75	$1.13	$1.28	$2.42
Add:
Certain items (2)	(0.08)	0.02	0.01	0.02

Adjusted net income attributable to Amedisys, Inc. common stockholders - diluted (5)	$0.67	$1.15	$1.29	$2.44

(1)

EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)

During the three and six month period ended June 30, 2011, we incurred certain costs associated with acquisitions and related integration costs and legal expenses related to the United States Senate Committee on Finance inquiry and SEC and DOJ investigation discussed in Note 6 to the condensed consolidated financial statements and incurred costs associated with agency closings we announced in 2010. These costs were offset by the reversal of accrued bonuses. In addition, during the three-month period ended June 30, 2011 we recorded a receivable for a CMS bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in millions, except per share data):

	For the Three-Month Periods Ended June 30, 2011			For the Six-Month Periods Ended June 30, 2011
	(Income) Expense	Net of Tax	Diluted EPS	(Income) Expense	Net of Tax	Diluted EPS
Bonus reversal	$(1,500)	$(908)	$(0.03)	$(1,500)	$(908)	$(0.03)
CMS bonus	(4,733)	(2,864)	(0.10)	(4,733)	(2,864)	(0.10)
Exit activities	—	—	—	1,073	649	0.02
Certain costs	2,627	1,590	0.05	5,971	3,614	0.12

Total	$(3,606)	$(2,182)	$(0.08)	$811	$491	$0.01

During the three and six-month period ended June 30, 2010, we incurred certain costs associated with our realignment of our operations as well as legal expenses related to the United States Senate Committee on Finance inquiry and SEC and DOJ investigation discussed in Note 6 to the condensed consolidated financial statements. These costs were offset by the reversal of accrued bonuses. In addition, during the six-month period ended June 30, 2010 we received a CMS bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in millions, except per share data):

	For the Three and Six-Month Periods Ended June 30, 2010
	(Income) Expense	Net of Tax	Diluted EPS
Bonus reversal	$(3,096)	$(1,889)	$(0.07)
CMS bonus	(3,587)	(2,188)	(0.08)
Exit activities	1,436	876	0.03
Certain costs	6,448	3,933	0.14

Total	$1,201	$732	$0.02

(3)

Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 2. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(4)

Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. plus certain items as described in footnote 2. Adjusted net income attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

(5)

Adjusted diluted earnings per share is defined as diluted earnings per share plus the earnings per share effect of certain items as described in footnote 2. Adjusted diluted earnings per share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted diluted earnings per share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.